EXHIBIT 99.1

ADP Reports Fourth Quarter and Fiscal 2009 Results; Provides Fiscal 2010 Guidance

   For the Year, Revenues Rise 1% With EPS From Continuing Operations of
           $2.63 ($2.39 Excluding Certain Items, a 10% Increase)

  Forecasting Fiscal 2010 Revenues Down 1% to 4% With $2.29 to $2.39 EPS

ROSELAND, N.J., July 30, 2009 (GLOBE NEWSWIRE) -- Automatic Data Processing, Inc. (Nasdaq:ADP) reported 1% revenue growth to $8.9 billion for the fiscal year ended June 30, 2009, Gary C. Butler, president and chief executive officer, announced today. Revenue growth was negatively impacted by continued severe economic conditions and about 2 percentage points from unfavorable foreign exchange rates. As reported, pretax earnings from continuing operations grew 5%, net earnings from continuing operations grew 14%, and diluted earnings per share from continuing operations increased 20% to $2.63 from $2.20 a year ago on fewer shares outstanding. The fourth quarter of fiscal 2009 included tax benefits related to favorable settlements of income tax matters which reduced the provision for income taxes by $120.0 million. Last year's fourth quarter included a $16.0 million pretax gain on the sale of a building. Excluding the current year favorable tax settlements and the prior year building gain, pretax earnings from continuing operations grew 6%, net earnings from continuing operations grew 5%, and diluted earnings per share from continuing operations increased 10% to $2.39 from $2.18.

ADP acquired 13.8 million shares of its stock for treasury at a cost of about $550 million during the fiscal year. Cash and marketable securities balances included approximately $730 million of assets related to the outstanding commercial paper borrowing as of June 30, 2009, which was repaid on July 1, 2009. This borrowing is a normal part of the client funds extended investment strategy. Cash and marketable securities were $2.4 billion, or $1.7 billion excluding the assets related to the commercial paper borrowing, at June 30, 2009.

For the fourth quarter of fiscal 2009, revenues declined 5% to $2.1 billion compared with the fourth quarter of fiscal 2008. Revenue growth was negatively impacted by continued severe economic conditions and about 4 percentage points from unfavorable foreign exchange rates. As reported, pretax earnings from continuing operations grew 2%, net earnings from continuing operations grew 54%, and diluted earnings per share from continuing operations of $0.69 increased 60%, from $0.43 per share a year ago on fewer shares outstanding. Excluding the current year favorable tax settlements and the prior year building gain described above, pretax earnings from continuing operations grew 7%, net earnings from continuing operations grew 5%, and diluted earnings per share from continuing operations increased 7% to $0.45 from $0.42.

Fourth Quarter and Fiscal Year 2009 Discussion

Commenting on the results, Mr. Butler said, "The downturn in the economy during fiscal 2009 has been the most profound in decades. Headwinds from the global recession as well as unfavorable foreign exchange rates began to impact ADP's growth earlier this fiscal year. As anticipated, our key business metrics for Employer Services continued to show year-over-year declines in the fourth quarter. The selling environment remained challenging during the fourth quarter resulting in year-over-year declines in new business sales for both the fourth quarter and the full year that were larger than we anticipated. Growth for Dealer Services continued to be negatively impacted by the difficulties facing the automotive industry. As revenues are expected to remain under pressure near-term, ADP took appropriate measures during the fourth quarter to reduce its expense structure. At the same time, ADP continued to invest in new products and client facing resources. For the fiscal year, service-related expenses in Employer Services increased about 9% from a year ago as we are committed to enhancing the service we provide our clients especially during these challenging times.

Employer Services

"Employer Services' revenues were flat for the fourth quarter, and grew 4% for the fiscal year, all organic. In the United States, revenues from our traditional payroll and payroll tax filing business declined 4% for the fourth quarter, and were flat for the year. Beyond payroll revenues, excluding PEO Services' revenues, grew 4% for the fourth quarter and 8% for the year. As anticipated, the number of employees on our clients' payrolls in the United States declined 5.7% for the fourth quarter and 2.5% for the year, as measured on a same-store-sales basis for our clients on our Auto Pay platform. Worldwide client retention declined 1.2 percentage points for the year. Employer Services' pretax margin improved 275 basis points for the fourth quarter and 160 basis points for the year. The full year pretax margin expansion benefited from operating leverage and a decline in selling and implementation expenses from lower sales volumes. The fourth quarter pretax margin expansion also resulted from a decline in selling and implementation expenses as well as a reduction in management incentive compensation expenses.

"Combined Employer Services and PEO Services worldwide new business sales declined 29% for the quarter and 15% for the year. New business sales represent annualized recurring revenues anticipated from new orders, and totaled $982 million for the year. Sales results for all markets were down year over year, but were most negatively impacted up-market where larger companies continued to delay outsourcing decisions due to the difficult economic conditions.

PEO Services

"PEO Services' revenues increased 7% for the fourth quarter and 12% for the year, all organic. PEO Services' pretax margin was flat for the fourth quarter and improved 10 basis points for the year. Average worksite employees paid by PEO Services increased 4% for the fourth quarter, and 10% for the year, to approximately 194,000 and 193,000, respectively.

Dealer Services

"Dealer Services' revenues declined 9% for the fourth quarter, 11% organically, and 3% for the year, 4% organically. Revenues were negatively impacted by ongoing dealership consolidations and closings, and lower transactional revenues as well as dealerships cutting discretionary spending. Additionally, as expected, consulting revenues and software license fees from an international non-core business declined due to some large projects completed in the prior fiscal year, which resulted in a more difficult year over year comparison in the quarter. Dealer Services' pretax margin declined 120 basis points for the fourth quarter and 20 basis points for the year. The full year pretax margin declined on lower revenues and the impact of the January 2009 Automaster Oy acquisition, partially offset by strict cost reduction measures. In addition to these items, the fourth quarter decline in pretax margin resulted from the decline in the international non-core revenues and an increase in our provision for allowance for doubtful accounts relating to the automotive bankruptcies.

Interest on Funds Held for Clients, Interest Income on Corporate Funds, and Interest Expense

"The safety and liquidity of our clients' funds are the foremost objectives of our investment strategy. Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

"For the fourth quarter, interest on funds held for clients declined $23.4 million, or 13.8%, from $169.7 million to $146.3 million, due to a decline of 30 basis points in the average interest yield to 3.9%, and a decline of 7.4% in average client funds balances from $16.1 billion to $15.0 billion. Interest expense declined $8.9 million, or 72%, from $12.4 million to $3.5 million. The decline in interest expense was primarily due to a decline of 180 basis points in average commercial paper borrowing rates to 0.3%, partially offset by higher average daily commercial paper borrowings which increased $0.3 billion, from $1.3 billion to $1.6 billion.

"For the fiscal year, interest on funds held for clients declined $74.7 million, or 10.9%, from $684.5 million to $609.8 million, due to a decline of 40 basis points in the average interest yield to 4.0%, and a decline of 3.1% in average client funds balances from $15.7 billion to $15.2 billion. Interest expense declined $47.2 million, or 59%, from $80.5 million to $33.3 million. The decline in interest expense was primarily due to a decline of 320 basis points in average commercial paper borrowing rates to 1.0%, partially offset by higher average daily commercial paper borrowings which increased $0.5 billion, from $1.4 billion to $1.9 billion. We utilize our short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations in order to extend the maturities of our investment portfolio, thus averaging our way through an interest rate cycle.

Fiscal 2010 Forecast

"Our fiscal 2010 forecasts anticipate that severely negative economic conditions continue. As such, our forecasts assume a worsening of our business metrics in the first half of the year as compared with the first half of fiscal 2009, with particularly tough year-over-year comparisons expected in the first quarter

 -- Total revenues - decline 1% to 4%
 -- Diluted earnings per share - $2.29 to $2.39, compared with $2.39 earnings per share from continuing operations in fiscal 2009 excluding favorable tax settlements in the fourth quarter.
 -- Employer Services - decline in revenues of 1% to 3%
     * Pays per control - decline of 5% to 6%
     * Client revenue retention - flat to down 1 percentage point
 -- PEO Services - revenue growth of up to 4%
 -- Employer Services and PEO Services new business sales - about flat compared to $982 million sold in fiscal 2009
 -- Dealer Services - decline in revenues of 4% to 8%
 -- We anticipate no improvement in pretax margins given the continued
    difficult economic environment anticipated for fiscal 2010

"Interest on funds held for clients is expected to decline $60 to $70 million, or 10% to 11%, from $609.8 million in fiscal 2009. This is based on an approximate 20 basis point decline in the expected average interest yield to about 3.8%, and a 4% to 6% decline in average client funds balances. The interest assumptions in our forecasts are based on Fed Funds futures contracts and forward yield curves as of July 24, 2009. The Fed Funds futures contracts anticipate two increases of 25 basis points each in February and May 2010, ending the fiscal year with a Fed funds rate of 0.75%. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of July 24, 2009 were used to forecast new purchase rates for the client extended and client long portfolios, respectively.

"We expect interest expense to decline about $20 million from $33.3 million in fiscal 2009 primarily from lower interest expense on our short-term financing related to our ongoing client funds extended investment strategy. Our average commercial paper borrowing rates are expected to decrease approximately 50 basis points to about 0.5% and we anticipate a decline of up to $0.1 billion in average daily commercial paper borrowings to $1.8 to 1.9 billion.

"While we anticipate a challenging year ahead as a result of the difficult economic landscape, our business model remains intact. A high percentage of recurring revenues, healthy margins, strong and consistent cash flows and low capital expenditure requirements combined with a strong balance sheet and a AAA credit rating have enabled us to continually invest in our strategic growth program. We are doing the right things now to drive the future growth of ADP and I remain optimistic about ADP's long-term potential," Mr. Butler concluded.

Website Schedules

The schedules of quarterly and full-year revenue and pretax earnings by reportable segment for fiscal years 2007, 2008, and 2009 have been updated for the fourth quarter and full-year fiscal 2009 results and posted to the Investor Relations home page (http://www.investquest.com/iq/a/adp/index.htm) of our website www.adp.com under Financial Data.

An analyst conference call will be held today, Thursday, July 30 at 8:30 a.m. EDT. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to ADP's home page, www.adp.com, or ADP's Investor Relations home page, http://www.investquest.com/InvestQuest/a/adp/, and click on the webcast icon. The presentation will be available to download and print about 60 minutes before the webcast at the ADP Investor Relations home page at http://www.investquest.com/iq/a/adp/index.htm. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same Web site.

About ADP

Automatic Data Processing, Inc. (Nasdaq:ADP), with nearly $9 billion in revenues and about 570,000 clients, is one of the world's largest providers of business outsourcing solutions. Leveraging nearly 60 years of experience, ADP offers a wide range of HR, payroll, tax and benefits administration solutions from a single source. ADP's easy-to-use, cost-effective solutions for employers provide superior value to companies of all types and sizes. ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine and recreational vehicle dealers throughout the world. For more information about ADP or to contact a local ADP sales office, reach us at 1.800.225.5237 or visit the company's Web site at www.ADP.com.

 Automatic Data Processing, Inc. and Subsidiaries
 Condensed Consolidated Balance Sheets
 (In millions)
 (Unaudited)
                                                 June 30,     June 30,
                                                   2009         2008
                                                ----------  ----------
 Assets
 ------
 Cash and cash equivalents/Short-term
  marketable securities (A)                     $  2,296.1  $  1,583.8
 Other current assets                              1,988.6     1,806.2
                                                ----------  ----------
  Total current assets before funds held
   for clients                                     4,284.7     3,390.0

 Funds held for clients                           16,419.2    15,418.9
                                                ----------  ----------
  Total current assets                            20,703.9    18,808.9

 Long-term marketable securities (B)                  92.4        76.5
 Property, plant and equipment, net                  734.5       742.9
 Other non-current assets                          3,820.9     4,106.1
                                                ----------  ----------
  Total assets                                  $ 25,351.7  $ 23,734.4
                                                ==========  ==========

 Liabilities and Stockholders' Equity
 ------------------------------------
 Obligation under commercial paper borrowing    $    730.0  $       --
 Other current liabilities                         2,033.7     2,046.9
 Client funds obligations                         15,992.6    15,294.7
                                                ----------  ----------
  Total current liabilities                       18,756.3    17,341.6

 Long-term debt                                       42.7        52.1
 Other non-current liabilities                     1,230.1     1,253.5
                                                ----------  ----------
  Total liabilities                               20,029.1    18,647.2

 Total stockholders' equity                        5,322.6     5,087.2
                                                ----------  ----------
  Total liabilities and stockholders' equity    $ 25,351.7  $ 23,734.4
                                                ==========  ==========

(A)  As of June 30, 2009, cash and cash equivalents / short-term marketable securities include cash and cash equivalents related to a commercial paper borrowing of $730.0 million, which was repaid on July 1, 2009.

(B)  As of June 30, 2008, long-term marketable securities include
     $11.7 million of securities that have been pledged as collateral under a reverse repurchase agreement.

 Automatic Data Processing, Inc. and Subsidiaries
 Consolidated Statements of Earnings
 (In millions, except per share amounts)
 (Unaudited)

                             Three Months Ended    Twelve Months Ended
                                   June 30,              June 30,
                              2009        2008       2009       2008
                            ---------  ---------  ---------  ---------
 REVENUES:
 Revenues, other than
  interest on funds
  held for clients and PEO
   revenues                 $ 1,671.3  $ 1,765.2  $ 7,080.4  $ 7,038.9
 Interest on funds held
  for clients                   146.3      169.7      609.8      684.5
 PEO revenues (A)               290.1      272.2    1,176.9    1,053.1
                            ---------  ---------  ---------  ---------
 Total revenues               2,107.7    2,207.1    8,867.1    8,776.5
                            ---------  ---------  ---------  ---------
 EXPENSES:
 Costs of revenues:
  Operating expenses          1,008.1      994.1    4,102.0    3,915.7
  Systems development and
   programming costs            127.4      140.8      499.7      525.9
  Depreciation and
   amortization                  61.1       60.6      237.8      238.5
                            ---------  ---------  ---------  ---------
  Total costs of revenues     1,196.6    1,195.5    4,839.5    4,680.1

 Selling, general and
  administrative expenses       577.4      697.0    2,197.6    2,370.4
 Interest expense                 3.5       12.4       33.3       80.5
                            ---------  ---------  ---------  ---------
 Total expenses               1,777.5    1,904.9    7,070.4    7,131.0
                            ---------  ---------  ---------  ---------

 Other income, net              (30.8)     (52.2)    (108.0)    (166.5)
                            ---------  ---------  ---------  ---------

 Earnings from continuing
  operations
  before income taxes           361.0      354.4    1,904.7    1,812.0

 Provision for income taxes      13.6      128.4      576.5      650.3

                            ---------  ---------  ---------  ---------
 Net earnings from
  continuing operations     $   347.4  $   226.0  $ 1,328.2  $ 1,161.7

 Earnings from discontinued
  operations, net of
  (benefit) / provision for
  income taxes of $(1.7) and
  $(8.5) for the three
  months ended June 30, 2009
  and 2008, respectively,
  and $(0.8) and $23.2 for
  the twelve months ended
  June 30, 2009 and 2008,
  respectively                    5.4        7.5        4.4       74.0

                            ---------  ---------  ---------  ---------
 Net earnings               $   352.8  $   233.5  $ 1,332.6  $ 1,235.7
                            =========  =========  =========  =========

 Basic earnings per share
  from continuing
  operations                $    0.69  $    0.44  $    2.64  $    2.23
 Basic earnings per share
  from discontinued
  operations (B)                 0.01       0.01       0.01       0.14
                            ---------  ---------  ---------  ---------
  Basic earnings per share  $    0.70  $    0.45  $    2.65  $    2.37
                            =========  =========  =========  =========

 Diluted earnings per share
  from continuing
  operations                $    0.69  $    0.43  $    2.63  $    2.20
 Diluted earnings per share
  from discontinued
  operations (B)                 0.01       0.01       0.01       0.14
                            ---------  ---------  ---------  ---------
  Diluted earnings per
   share                    $    0.70  $    0.45  $    2.63  $    2.34
                            =========  =========  =========  =========

 Dividends per common
  share                     $  0.3300  $  0.2900  $  1.2800  $ 1.1000
                            =========  =========  =========  =========

 (A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $2,868.6 and $2,834.4 for the three months ended
 June 30, 2009 and 2008, respectively, and $12,310.4 and $11,247.4 for the twelve months ended June 30, 2009 and 2008, respectively.

 (B) The $0.14 in basic and diluted EPS for the twelve months ended
 June 30, 2008 primarily represents the gain on the sale of the Travel
 Clearing business.

 Automatic Data Processing, Inc. and Subsidiaries
 Supplemental Disclosures of Non-GAAP Financial Information
 (In millions, except per share amounts)
 (Unaudited)

 The following table reconciles the Company's results for the quarter and fiscal years ended June 30, 2009 and 2008 to adjusted results that exclude the impact of tax settlements and a gain on the sale of a building. The Company uses adjusted earnings from continuing operations and adjusted diluted EPS from continuing operations, among other measures, to evaluate the Company's operating performance in the absence of certain items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company's management, improves their ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies. Since adjusted earnings from continuing operations and adjusted diluted EPS are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, earnings from continuing operations and diluted EPS from continuing operations as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

                                      Three months ended
                                         June 30, 2009
                        ----------------------------------------------
                         Earnings
                           from
                        continuing                 Net
                        operations   Provision   earnings     Diluted
                          before        for        from      EPS from
                          income       income   continuing  continuing
                          taxes        taxes    operations  operations
                        ----------  ----------  ----------  ----------

 As Reported            $    361.0  $     13.6  $    347.4  $     0.69

 Adjustments:
  Tax settlements               --       120.0       120.0        0.24

                        ----------  ----------  ----------  ----------
 As Adjusted            $    361.0  $    133.6  $    227.4  $     0.45
                        ==========  ==========  ==========  ==========

                                      Three months ended
                                         June 30, 2008
                        ----------------------------------------------
                         Earnings
                           from
                        continuing                 Net
                        operations   Provision   earnings     Diluted
                          before        for        from      EPS from
                          income       income   continuing  continuing
                          taxes        taxes    operations  operations
                        ----------  ----------  ----------  ----------

 As Reported            $    354.4  $    128.4  $    226.0  $     0.43

 Adjustments:
  Gain on sale of
  building                    16.0         6.0        10.0        0.02

                        ----------  ----------  ----------  ----------
 As Adjusted            $    338.4  $    122.4  $    216.0  $     0.42
                        ==========  ==========  ==========  ==========

                                      Twelve months ended
                                         June 30, 2009
                        ----------------------------------------------
                         Earnings
                           from
                        continuing                 Net
                        operations   Provision   earnings     Diluted
                          before        for        from      EPS from
                          income       income   continuing  continuing
                          taxes        taxes    operations  operations
                        ----------  ----------  ----------  ----------

 As Reported            $  1,904.7  $    576.5  $  1,328.2  $     2.63

 Adjustments:
  Tax settlements               --       120.0       120.0        0.24

                        ----------  ----------  ----------  ----------
 As Adjusted            $  1,904.7  $    696.5  $  1,208.2  $     2.39
                        ==========  ==========  ==========  ==========

                                      Twelve months ended
                                         June 30, 2008
                        ----------------------------------------------
                         Earnings
                           from
                        continuing                 Net
                        operations   Provision   earnings     Diluted
                          before        for        from      EPS from
                          income       income   continuing  continuing
                          taxes        taxes    operations  operations
                        ----------  ----------  ----------  ----------

 As Reported            $  1,812.0  $    650.3  $  1,161.7  $     2.20

 Adjustments:
  Gain on sale of
  building                    16.0         6.0        10.0        0.02

                        ----------  ----------  ----------  ----------
 As Adjusted            $  1,796.0  $    644.3  $  1,151.7  $     2.18
                        ==========  ==========  ==========  ==========

 Automatic Data Processing, Inc. and Subsidiaries
 Other Selected Financial Data
 (Dollars in millions, except per share amounts)
 (Unaudited)

                          Three Months Ended
                               June 30,
                           2009        2008       Change     % Change
                        ----------  ----------  ----------  ----------
 Revenues (A)
 -----------
  Employer Services     $  1,567.5  $  1,568.3  $     (0.8)         0%
  PEO Services               292.4       274.2        18.2          7%
  Dealer Services            327.5       361.7       (34.2)       (9)%
  Other                      (79.7)        2.9       (82.6)    (100)+%
                        ----------  ----------  ----------

                        $  2,107.7  $  2,207.1  $    (99.4)       (5)%
                        ----------  ----------  ----------

 Pre-tax earnings
  from continuing
  operations (A)
 ----------------
  Employer Services     $    371.6  $    328.6  $     43.0         13%
  PEO Services                27.2        25.5         1.7          7%
  Dealer Services             57.4        67.6       (10.2)      (15)%
  Other                      (95.2)      (67.3)      (27.9)      (41)%
                        ----------  ----------  ----------

                        $    361.0  $    354.4  $      6.6          2%
                        ----------  ----------  ----------
 Pre-tax margin (A)
 -----------------
  Employer Services          23.7%       21.0%        2.7%
  PEO Services                9.3%        9.3%        0.0%
  Dealer Services            17.5%       18.7%      (1.2)%
  Other                       n/m         n/m         n/m
                        ----------  ----------  ----------
                             17.1%       16.1%        1.1%
                        ==========  ==========  ==========

                          Twelve Months Ended
                                June 30,
                           2009        2008       Change     % Change
                        ----------  ----------  ----------  ----------
 Revenues (A)
 -----------
  Employer Services     $  6,587.7  $  6,362.4  $    225.3          4%
  PEO Services             1,185.8     1,060.5       125.3         12%
  Dealer Services          1,348.6     1,391.4       (42.8)       (3)%
  Other                     (255.0)      (37.8)     (217.2)    (100)+%
                        ----------  ----------  ----------
                        $  8,867.1  $  8,776.5  $     90.6          1%
                        ----------  ----------  ----------
 Pre-tax earnings
  from continuing
  operations (A)
 ----------------
  Employer Services     $  1,775.4  $  1,615.4  $    160.0         10%
  PEO Services               118.7       104.8        13.9         13%
  Dealer Services            224.1       233.8        (9.7)       (4)%
  Other                     (213.5)     (142.0)      (71.5)      (50)%
                        ----------  ----------  ----------
                        $  1,904.7  $  1,812.0  $     92.7          5%
                        ----------  ----------  ----------
 Pre-tax margin (A)
 -----------------
  Employer Services          27.0%       25.4%        1.6%
  PEO Services               10.0%        9.9%        0.1%
  Dealer Services            16.6%       16.8%      (0.2)%
  Other                       n/m         n/m         n/m
                        ----------  ----------  ----------
                             21.5%       20.6%        0.8%
                        ==========  ==========  ==========

   (A) Prior year's segment results were adjusted to reflect fiscal year 2009 budgeted foreign exchange rates.

    n/m - not meaningful
 ---------------------------------------------------------------------

                          Three Months Ended
                               June 30,
                           2009        2008       Change
                        ----------  ----------  ----------
 Components of other
  income, net:
 -------------------
 Interest income on
  corporate funds       $    (27.6) $    (37.4) $      9.8
 Gain on sale of
  building                      --       (16.0)       16.0
 Realized gains on
  available-for-sale
  securities                  (6.0)       (1.3)       (4.7)
 Realized losses on
  available-for-sale
  securities                   3.4         3.1         0.3
 Other, net                   (0.6)       (0.6)         --
                        ----------  ----------  ----------
 Total other income,
  net                   $    (30.8) $    (52.2) $     21.4
                        ==========  ==========  ==========

                          Twelve Months Ended
                               June 30,
                           2009        2008       Change
                        ----------  ----------  ----------
 Components of other
  income, net:
 -------------------
 Interest income on
  corporate funds       $   (134.2) $   (149.5) $     15.3
 Gain on sale of
  building                    (2.2)      (16.0)       13.8
 Realized gains on
  available-for-sale
  securities                 (11.4)      (10.1)       (1.3)
 Realized losses on
  available-for-sale
  securities                  23.8        11.4        12.4
 Realized loss on
  investment in Reserve
  Fund                        18.3          --        18.3
 Other, net                   (2.3)       (2.3)         --
                        ----------  ----------  ----------
 Total other income,
  net                   $   (108.0) $   (166.5) $     58.5
                        ==========  ==========  ==========
----------------------------------------------------------------------

                          Three Months Ended
                               June 30,
                           2009        2008        Change    % Change
                        ----------  ----------  ----------  ----------
 Earnings per share
  information:
 ------------------
 Net earnings from
  continuing operations $    347.4  $    226.0  $    121.4         54%
 Net earnings           $    352.8  $    233.5  $    119.3         51%
 Basic weighted average
  shares outstanding         500.9       513.9       (13.0)       (3)%
 Basic earnings per
  share from continuing
  operations            $     0.69  $     0.44  $     0.25         57%
 Basic earnings per
  share                 $     0.70  $     0.45  $     0.25         56%

 Diluted net earnings
  from continuing
  operations            $    347.4  $    226.0  $    121.4         54%
 Diluted net earnings   $    352.8  $    233.5  $    119.3         51%
 Diluted weighted
  average shares
  outstanding                502.8       519.6       (16.8)       (3)%
 Diluted earnings per
  share from
  continuing operations $     0.69  $     0.43  $     0.26         60%
 Diluted earnings per
  share                 $     0.70  $     0.45  $     0.25         56%

                          Twelve Months Ended
                               June 30,
                           2009        2008       Change     % Change
                        ----------  ----------  ----------  ----------
 Earnings per share
  information:
 ------------------
 Net earnings from
  continuing operations $  1,328.2  $  1,161.7  $    166.5         14%
 Net earnings           $  1,332.6  $  1,235.7  $     96.9          8%
 Basic weighted average
  shares outstanding         503.2       521.5       (18.3)       (4)%
 Basic earnings per
  share from continuing
  operations            $     2.64  $     2.23  $     0.41         18%
 Basic earnings per
  share                 $     2.65  $     2.37  $     0.28         12%

 Diluted net earnings
  from continuing
  operations            $  1,328.2  $  1,161.7  $    166.5         14%
 Diluted net earnings   $  1,332.6  $  1,235.7  $     96.9          8%
 Diluted weighted
  average shares
  outstanding                505.8       527.2       (21.4)       (4)%
 Diluted earnings per
  share from continuing
  operations            $     2.63  $     2.20  $     0.43         20%
 Diluted earnings per
  share                 $     2.63  $     2.34  $     0.29         12%

 ---------------------------------------------------------------------

                                                   Three Months Ended
                                                         June 30,
                                                    2009       2008
                                                  ---------  ---------
 Key Statistics:
 ---------------
 Internal revenue growth:
  Employer Services                                      0%         7%
  PEO Services                                           7%        17%
  Dealer Services                                     (11)%         6%

 Employer Services:
  Change in pays per control - AutoPay product       (5.7)%       0.8%
  Change in client revenue retention percentage
   - worldwide                                    (1.8) pts  (0.4) pts
  Employer Services/PEO new business sales growth
   - worldwide                                        (29)%         7%

 PEO Services:
  Paid PEO worksite employees at end of period      193,000    188,000
  Average paid PEO worksite employees
   during the period                                194,000    187,000

                                                  Twelve Months Ended
                                                        June 30,
                                                     2009      2008
                                                  ---------  ---------
 Key Statistics:
 ---------------
 Internal revenue growth:
  Employer Services                                      4%         8%
  PEO Services                                          12%        20%
  Dealer Services                                      (4)%         6%

 Employer Services:
  Change in pays per control - AutoPay product        (2.5)%      1.3%
  Change in client revenue retention percentage
   - worldwide                                    (1.2) pts    0.2 pts
  Employer Services/PEO new business sales growth
   - worldwide                                        (15)%         8%

 PEO Services:
  Paid PEO worksite employees at end of period      193,000    188,000
  Average paid PEO worksite employees
   during the period                                193,000    176,000

 Automatic Data Processing, Inc. and Subsidiaries
 Other Selected Financial Data, Continued
 (Dollars in millions, except per share amounts or
  where otherwise stated)
 (Unaudited)
                             Three Months Ended
                                   June 30,
                              2009       2008      Change    % Change
                            ---------  ---------  ---------  ---------
 Average investment balances
  at cost (in billions):
  Corporate, other than
   corporate extended       $     1.5  $     1.8  $    (0.3)     (18)%
  Corporate extended              2.1        2.0        0.1         7%
                            ---------  ---------  ---------  ---------
  Total corporate                 3.6        3.8       (0.2)      (5)%
  Funds held for clients         15.0       16.1       (1.2)      (7)%
                            ---------  ---------  ---------  ---------
  Total                     $    18.5  $    19.9  $    (1.4)      (7)%
                            =========  =========  =========  =========

 Average interest rates
  earned exclusive of
  realized losses
  (gains) on:
  Corporate, other than
   corporate extended            1.2%       3.5%
  Corporate extended             4.4%       4.4%
                            ---------  ---------
  Total corporate                3.1%       4.0%
  Funds held for clients         3.9%       4.2%
                            ---------  ---------
  Total                          3.8%       4.2%
                            =========  =========

 Net unrealized gain (loss)
  position at end of period $   436.6  $   142.1

 Average short-term
  financing (in billions):
  U.S. commercial paper
   borrowings               $     1.6  $     1.3
  U.S. & Canadian reverse
   repurchase agreement
   borrowings                     0.5        0.6
                            ---------  ---------
                            $     2.1  $     2.0
                            =========  =========

 Average interest rates
  paid on:
  U.S. commercial paper
   borrowings                    0.3%       2.1%
  U.S. & Canadian reverse
   repurchase agreement
   borrowings                    0.3%       2.2%

 Interest on funds held
  for clients               $   146.3  $   169.7  $   (23.3)     (14)%
 Corporate extended interest
  income (B)                     22.9       21.5        1.4         7%
 Corporate interest
  expense-short-term
  financing (B)                  (1.4)     (10.7)       9.3        87%
                            ---------  ---------  ---------
                            $   167.9  $   180.5  $   (12.6)
                            =========  =========  =========

                             Twelve Months Ended
                                   June 30,
                               2009       2008      Change   % Change
                            ---------  ---------  ---------  ---------
 Average investment balances
  at cost (in billions):
  Corporate, other than
   corporate extended       $     1.4  $     1.6  $    (0.2)     (11)%
  Corporate extended              2.3        1.8        0.5        29%
                            ---------  ---------  ---------  ---------
  Total corporate                 3.7        3.4        0.4        11%
  Funds held for clients         15.2       15.7       (0.5)      (3)%
                            ---------  ---------  ---------  ---------
  Total                     $    18.9  $    19.0  $    (0.1)      (1)%
                            =========  =========  =========  =========

 Average interest rates
  earned exclusive of
  realized losses
  (gains) on:
  Corporate, other than
   corporate extended            2.4%       4.4%
  Corporate extended             4.3%       4.4%
                            ---------  ---------
  Total corporate                3.6%       4.4%
  Funds held for clients         4.0%       4.4%
                            ---------  ---------
  Total                          3.9%       4.4%
                            =========  =========

 Net unrealized gain (loss)
  position at end of period $   436.6  $   142.1

 Average short-term
  financing (in billions):
  U.S. commercial paper
   borrowings               $     1.9  $     1.4
  U.S. & Canadian reverse
   repurchase agreement
   borrowings                     0.4        0.4
                            ---------  ---------
                            $     2.3  $     1.8
                            =========  =========

 Average interest rates
  paid on:
  U.S. commercial paper
   borrowings                    1.0%       4.2%
  U.S. & Canadian reverse
   repurchase agreement
   borrowings                    1.3%       3.4%

 Interest on funds held
  for clients               $   609.8  $   684.5  $   (74.7)     (11)%
 Corporate extended
  interest income (B)           100.0       79.4       20.7        26%
 Corporate interest
  expense-short-term
  financing (B)                 (25.3)     (73.2)      47.9        65%
                            ---------  ---------  ---------
                            $   684.6  $   690.7  $    (6.1)
                            =========  =========  =========

 (B) While "Corporate extended interest income" and "Corporate interest expense -- short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

                             Three Months Ended
                                  June 30,
                              2009        2008
                           ----------  ----------

 Corporate extended
  interest income          $     22.9  $     21.5
 All other interest
  income                          4.7        15.9
                           ----------  ----------
  Total interest income
   on corporate funds      $     27.6  $     37.4
                           ==========  ==========

 Corporate interest
  expense - short-term
  financing                $      1.4  $     10.7
 All other interest
  expense                         2.1         1.7
                           ----------  ----------
  Total interest
   expense                 $      3.5  $     12.4
                           ==========  ==========

                             Twelve Months Ended
                                   June 30,
                              2009         2008
                           ----------  ----------

 Corporate extended
  interest income          $    100.0  $     79.4
 All other interest
  income                         34.2        70.1
                           ----------  ----------
  Total interest income
   on corporate funds      $    134.2  $    149.5
                           ==========  ==========

 Corporate interest
  expense - short-term
  financing                $     25.3  $     73.2
 All other interest
  expense                         8.0         7.3
                           ----------  ----------
  Total interest
   expense                 $     33.3  $     80.5
                           ==========  ==========

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and "Item 1A. - Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, should be considered in evaluating any forward-looking statements contained herein.

CONTACT:  Automatic Data Processing, Inc.
          ADP Investor Relations
          Elena Charles
            973.974.4077
          Debbie Morris
            973.974.7821